MULTIPLE CLASS PLAN
FOR THE
EVERGREEN FUNDS

Each Fund in the Evergreen group of mutual funds currently offers one or more of the following fifteen classes of shares with the following class provisions and current offering and exchange characteristics. Additional classes of shares (such classes being shares having characteristics referred to in Rule 18f‑3 under the Investment Company Act of 1940, as amended (the “1940 Act”)), when created, may have characteristics that differ from those described.

I.          CLASSES

            A.        Class A Shares

                        1.         Class A Shares may adopt a distribution plan pursuant to Rule 12b‑1 under the 1940 Act (a “12b‑1 Distribution Plan”) and/or a shareholder services plan. The plans provide for annual payments of distribution and/or shareholder service fees that are based on a percentage of average daily net assets of Class A Shares, as described in a Fund’s current prospectus.

                        2.         Class A Shares are offered with a front‑end sales load, except that purchases of Class A Shares made under certain circumstances are not subject to the front‑end load but may be subject to a contingent deferred sales charge (“CDSC”), as described in a Fund’s current prospectus.

                        3.         Shareholders may exchange Class A Shares of a Fund for Class A Shares of any other fund, in accordance with any limitations as described in a Fund’s current prospectus, to the extent they are offered by a Fund.

            B.         Class B Shares

                        1.         Class B Shares may adopt a 12b‑1 Distribution Plan and/or a shareholder services plan.  The plans provide for annual payments of distribution and/or shareholder services fees that are based on a percentage of average daily net assets of Class B Shares, as described in a Fund’s current prospectus.

                        2.         Class B Shares are offered at net asset value without a front‑end sales load, but may be subject to a CDSC as described in a Fund’s current prospectus.

Class B Shares automatically convert to Class A Shares without a sales load or exchange fee after designated periods.

            4.         Shareholders may exchange Class B Shares of a Fund for Class B Shares of any other fund, in accordance with any limitations as described in a Fund’s current prospectus, to the extent they are offered by a Fund.

            C.        Class C Shares

            1.         Class C Shares may adopt a 12b‑1 Distribution Plan and/or a shareholder services plan.  The plans provide for annual payments of distribution and/or shareholder services fees that are based on a percentage of average daily net assets of Class C Shares, as described in a Fund’s current prospectus.

                        2.         Class C Shares are offered at net asset value without a front‑end sales load, but may be subject to a CDSC, as described in a Fund’s current prospectus.

                        3.         Shareholders may exchange Class C Shares of a Fund for Class C Shares of any other fund, in accordance with any limitations as described in a Fund’s current prospectus, to the extent they are offered by a Fund.

            D.        Class 1 Shares

1.         Class 1 Shares have no distribution or shareholder services plans.

                        2.         Class 1 Shares are offered at net asset value without a front‑end sales load or CDSC.

                        3.         Shareholders holding Class 1 Shares of a Fund in the Variable Annuity Trust may only exchange Class 1 Shares for Class 1 Shares of another Fund within the Variable Annuity Trust.

E.         Class 2 Shares

                        1.         Class 2 Shares may adopt a 12b‑1 Distribution Plan and/or a shareholder services plan.  The plans provide for annual payments of distribution and/or shareholder services fees that are based on a percentage of average daily net assets of Class 2 Shares, as described in a Fund’s current prospectus.

                        2.         Class 2 Shares are offered at net asset value without a front‑end sales load, but may be subject to a CDSC, as described in a Fund’s current prospectus.

                        3.         Shareholders holding Class 2 Shares of a Fund in the Variable Annuity Trust may only exchange Class 2 shares for Class 2 shares of another Fund within the Variable Annuity Trust.

F.         Class S Shares

                        1.         Class S Shares may adopt a 12b-1 Distribution Plan and/or a shareholder services plan. The plans provide for annual payments of distribution and/or shareholder service fees that are based on a percentage of average daily net assets of Class S Shares, as described in a Fund’s current prospectus.

                        2.         Class S Shares are offered at net asset value without a front‑end sales load, but may be subject to a CDSC as described in a Fund’s current prospectus.

3.         Shareholders may exchange Class S Shares of a Fund for Class S Shares of any other fund, in accordance with any limitations as described in a Fund’s current prospectus, to the extent they are offered by a Fund.

G.        Class S1 Shares

                        1.         Class S1 Shares may adopt a 12b-1Distribution Plan and/or a shareholder services plan. The plans provide for annual payments of distribution and/or shareholder service fees that are based on a percentage of average daily net assets of Class S1 Shares, as described in a Fund’s current prospectus.

                        2.         Class S1 Shares are offered at net asset value without a front‑end sales load, but may be subject to a CDSC as described in a Fund’s current prospectus.

3.         Shareholders may exchange Class S1 Shares of a Fund for Class S1 Shares of any other fund, in accordance with any limitations as described in a Fund’s current prospectus, to the extent they are offered by a Fund.

            H.        Institutional Shares

1.         Institutional Shares have no distribution or shareholder services plans.

                        2.         Institutional Shares are offered at net asset value without a front‑end sales load or CDSC.

                        3.         Shareholders may exchange Institutional Shares of a Fund for Institutional Shares of any other fund, in accordance with any limitations as described in a Fund’s current prospectus, to the extent they are offered by a Fund.

I.          Institutional Service Shares

                        1.         Institutional Service Shares may adopt a 12b‑1 Distribution Plan and/or shareholder services plan. The plans provide for annual payments of distribution and/or shareholder services fees that are based on a percentage of average daily net assets of Institutional Service Shares, as described in a Fund’s current prospectus.

                        2.         Institutional Service Shares are offered at net asset value without a front‑end sales load or CDSC.

3.         Shareholders may exchange Institutional Service Shares of a Fund for Institutional Service Shares of any other fund, in accordance with any limitations as described in a Fund’s current prospectus, to the extent they are offered by a Fund.

J.          Administrative Shares

                        1.         Administrative Shares may adopt a 12b‑1 Distribution Plan and/or shareholder services plan. The plans provide for annual payments of distribution and/or shareholder services fees that are based on a percentage of average daily net assets of Administrative Shares, as described in a Fund’s current prospectus.

                        2.         Administrative Shares are offered at net asset value without a front‑end sales load or CDSC.

3.         Shareholders may exchange Administrative Shares of a Fund for Administrative Shares of any other fund, in accordance with any limitations as described in a Fund’s current prospectus, to the extent they are offered by a Fund.

K.        Investor Shares

                        1.         Investor Shares may adopt a 12b‑1 Distribution Plan and/or shareholder services plan. The plans provide for annual payments of distribution and/or shareholder services fees that are based on a percentage of average daily net assets of Investor Shares, as described in a Fund’s current prospectus.

                        2.         Investor Shares are offered at net asset value without a
front‑end sales load or CDSC.

3.         Shareholders may exchange Investor Shares of a Fund for Investor Shares of any other fund, in accordance with any limitations as described in a Fund’s current prospectus, to the extent they are offered by a Fund.

L.         Participant Shares

                        1.         Preferred Shares may adopt a 12b‑1 Distribution Plan and/or shareholder services plan. The plans provide for annual payments of distribution and/or shareholder services fees that are based on a percentage of average daily net assets of Preferred Shares, as described in a Fund’s current prospectus.

                        2.         Preferred Shares are offered at net asset value without a front‑end sales load or CDSC.

3.         Shareholders may exchange Preferred Shares of a Fund for Preferred Shares of any other fund, in accordance with any limitations as described in a Fund’s current prospectus, to the extent they are offered by a Fund.

M.        Reserve Shares

                        1.         Plus Shares may adopt a 12b‑1 Distribution Plan and/or shareholder services plan. The plans provide for annual payments of distribution and/or shareholder services fees that are based on a percentage of average daily net assets of Plus Shares, as described in a Fund’s current prospectus.

                        2.         Plus Shares are offered at net asset value without a
front‑end sales load or CDSC.

Shareholders may exchange Plus Shares of a Fund for Plus Shares of any other fund, in accordance with any limitations as described in a Fund’s current prospectus, to the extent they are offered by a Fund.

N.        Resource Shares

                        1.         Resource Shares may adopt a 12b‑1 Distribution Plan and/or shareholder services plan. The plans provide for annual payments of distribution and/or shareholder services fees that are based on a percentage of average daily net assets of Resource Shares, as described in a Fund’s current prospectus.

                        2.         Resource Shares are offered at net asset value without a front‑end sales load or CDSC.

3.         Shareholders may exchange Resource Shares of a Fund for Resource Shares of any other fund, in accordance with any limitations as described in a Fund’s current prospectus, to the extent they are offered by a Fund.

O.        Class R Shares

Class R Shares may adopt a 12b-1 Distribution Plan and/or shareholder services plan.  The plans provide for annual payments of distribution and/or shareholder services fees that are based on a percentage of average daily net assets of Class R Shares, as described in a Fund’s current prospectus.

Class R Shares are offered at net asset value without a front-end sales load or CDSC.

Shareholders may exchange Class R Shares of a Fund for Class R Shares of any other fund, in accordance with any limitations as described in a Fund’s current prospectus, to the extent they are offered by a Fund.

II.         CLASS EXPENSES

Each class bears the expenses of its 12b‑1 Distribution Plan and/or shareholder services plan.  There currently are no other class specific expenses.

III.       EXPENSE ALLOCATION METHOD

All income, realized and unrealized capital gains and losses and expenses not assigned to a class will be allocated to each class based on the relative net asset value of each class.

IV.       VOTING RIGHTS

A.        Each class will have exclusive voting rights on any matter submitted to its shareholders that relates solely to its class arrangement.

B.         Each class will have separate voting rights on any matter submitted to shareholders where the interests of one class differ from the interests of any other class.

C.        In all other respects, each class has the same rights and obligations as each other class.

V.        EXPENSE WAIVERS OR REIMBURSEMENTS

Any expense waivers or reimbursements will be in compliance with Rule 18f‑3 issued under the 1940 Act.

Last Approved:            September 17, 2003

Last Revised:    October 7, 2003